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                                                                     EXHIBIT 3.2


                                                                      As Amended
                                                                 Through 2/21/02

                                 AMENDED BYLAWS
                                       OF
                            DELPHAX TECHNOLOGIES INC.

                                    ARTICLE I

                           OFFICES AND CORPORATE SEAL

         Section 1.01. Registered and Other Offices. The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or statement of the Board of Directors filed with the Secretary of State of Minnesota changing the registered office in the manner prescribed by law. The corporation may have such other offices, within or without the State of Minnesota, as the Board of Directors shall, from time to time, determine.

         Section 1.02. Corporate Seal. The corporation shall have no corporate seal.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 2.01. Time, Place and Notice of Meetings. The shareholders of this corporation shall hold an annual meeting in each calendar year at such time and place, within or without the State of Minnesota, as may be designated by the Board of Directors, for the purpose of electing directors, and for the transaction only of such other business as is properly brought before the meeting in accordance with these Bylaws; provided, however, that the interval between two consecutive annual meetings shall not be more than fourteen (14) months nor less than ten (10) months. A notice setting out the time and place of the annual meeting shall be mailed by the Secretary of the corporation, or the Secretary's delegate, postage prepaid, to each shareholder of record at the shareholder's address as it appears on the records of the corporation, or, if no such address appears, at the shareholder's last known place of residence, at least ten (10) days prior to said annual meeting, but any shareholder may waive such annual notice by a signed waiver in writing or by attendance.

         Section 2.02. Annual Meeting. At the annual meeting, the shareholders shall elect directors of the corporation and shall transact such other business as may properly come before them. To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at an annual meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the



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shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, each such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation, not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty (60) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (w) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (x) the name and address of record of the shareholder proposing such business, (y) the class or series (if any) and number of shares of the corporation which are owned by the shareholder, and (z) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be transacted at the annual meeting except in accordance with the procedures set forth in this Article; provided, however, that nothing in this Article shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting, in accordance with these Bylaws.

         Section 2.03. Special Meetings. A special meeting of the shareholders may be called at any time by the Chief Executive Officer or Chief Financial Officer of the corporation, and shall be called by the Chief Executive Officer or the Secretary upon the request in writing, or by vote of, two or more directors or upon the request in writing of shareholders of record owning one-tenth of the outstanding shares of common stock; provided, that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. Such meeting shall be called by mailing a notice thereof as above provided in the case of the annual meeting of shareholders, which notice shall state the purpose or purposes of the meeting.

         Section 2.04. Voting and Quorum. At any shareholders' meeting, each shareholder shall be entitled to one (1) vote for each share of common stock standing in his name on the books of the corporation as of the record date. Any shareholder may vote either in person or by proxy. The presence in person or by proxy of the holders of a majority of the shares of common stock entitled to vote at any shareholders' meeting shall constitute a quorum for the transaction of business. If no quorum is present at any meeting, the shareholders present in person or by proxy may adjourn the meeting to such future time as they shall agree upon without further notice other than by announcement at the meeting at which such adjournment is taken.

         Section 2.05. Adjournment. At any shareholders' meeting for which there is a quorum present, the shareholders may conduct such business as may be on the agenda or otherwise proposed for such meeting, or any part of such business in the case of an adjournment. All or any part of the business not conducted at the initial meeting of shareholders may be conducted at any adjournments thereof, including any specific proposals on the agenda for such initial meeting for which there was no final disposition. A meeting of the shareholders at which there is a quorum can



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be adjourned as to all or part of the matters to be considered at the meeting upon motion by the person presiding at such meeting and by a majority vote of shares represented in person or by proxy at such meeting. Such adjournment shall be until a specific time and place, and the time and place for the reconvened meeting shall be announced at the meeting and reflected in the minutes thereof. In addition, if the adjourned date is less than ten (10) days after the date of the meeting at which an adjournment proposal was passed, a public announcement shall be made by the corporation as to the time and place for the reconvened meeting; or, if the adjourned date for the reconvened meeting is ten (10) days or more after the date of the meeting at which the adjournment proposal was passed, notice of the time and place of the reconvened meeting shall be sent by first class mail to all shareholders of record at least ten (10) days prior to such reconvened meeting.

         Section 2.06. Authorization Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action.

                                   ARTICLE III

                                    DIRECTORS

         Section 3.01. General Powers. Except as authorized by the shareholders by unanimous affirmative vote, the business and affairs of the corporation shall be managed by and shall be under the direction of the Board of Directors.

         SECTION 3.02. Number, Qualification and Term of Office. The number of directors shall be not less than one and shall be established by resolution of the Board of Directors. Directors need not be shareholders. The number of directors may be increased from time to time by the Board of Directors or by a resolution adopted by the affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock, par value $.10 per share (the "Common Stock"), of the corporation entitled to vote. The directors shall be divided into three classes, as equal in number as possible. At the 2002 Annual Meeting of Shareholders:

                  (i) directors in the first class (currently one director) shall be elected to serve until the 2003 Annual Meeting of Shareholders.

                  (ii) directors in the second class (currently two directors) shall be elected to serve until the 2004 Annual Meeting of Shareholders, and

                  (iii) directors in the third class (currently two directors) shall be elected to serve until the 2005 Annual Meeting of Shareholders;

or until their successors shall be duly elected and qualified. At each regular meeting of the shareholders following the 2002 Annual Meeting of Shareholders, each director elected to succeed a director whose term has expired shall hold office until the third succeeding Annual Meeting of Shareholders after such director's election and until such director's successor has been duly elected and qualified, or until the earlier death, resignation, removal or disqualification of such director. In



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case of any increase or decrease in the number of directors, the increase or decrease shall be distributed among the several classes as equally as possible as shall be determined by the Board of Directors or by the affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock entitled to vote.

         Section 3.03. Nominations. Subject to the rights of holders of any class or series of stock having a preference over the common shares as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not less than fifty (50) nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty (60) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or person specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 3.04. Board Meetings; Place and Notice. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally or in writing or by attendance. The Chairman of the Board, the Chief Executive Officer, or directors comprising at least one third of the number of directors then in office may call a Board meeting by giving five (5) days' notice if by mail or two (2) days' notice if by telephone, telex, telegram or in person, to all directors of the day or date and time of the meeting. The notice need not state the purpose of the meeting. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.



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         Section 3.05. Action Without Meeting. An action required or permitted to be taken at a Board meeting may be taken by written action signed by all of the directors. Any such written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action.

         Section 3.06. Waiver of Notice. A director may waive notice of a meeting of the Board. A waiver of notice by a director is effective, whether given before, at or after the meeting and whether given in writing, orally or by attendance.

         Section 3.07. Quorum. A majority of the directors currently holding office is a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though withdrawal of directors originally present leaves less than the proportion or number otherwise required for a quorum.

         Section 3.08. Vacancies. Vacancies on the Board resulting from the death, resignation or removal of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Each director elected under this Section to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at the next regular or special meeting of the shareholders.

         Section 3.09. Committees. The Board of Directors may, by a majority vote, designate two (2) or more of their number to constitute an Executive Committee which, to the extent determined by the Board, shall have and exercise the authority of the Board in the management of the business of the corporation. Such Executive Committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board. The Board of Directors, by a majority vote, may also appoint from among its own members such other committees as the Board may determine, which shall, in each case, consist of not less than two directors and will have such powers and duties as shall, from time to time, be prescribed by the Board; such committees may appoint from among the employees of the corporation such ex officio members as they deem appropriate.

         Section 3.10. Removal. The affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock entitled to vote at an election of directors may remove any or all of the directors from office at any time, with or without cause. In the event that the Board of Directors or any one or more directors be so removed, new directors shall be elected at the same meeting.



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                                   ARTICLE IV

                                    OFFICERS

         Section 4.01. Numbers. The officers of the corporation shall consist of a Chief Executive Officer and Treasurer and may also consist of one or more Vice Presidents and a Secretary. The Board may elect or appoint any officers it deems necessary for the operation and management of the corporation, each of whom shall have the powers, rights, duties, responsibilities and terms of office determined by the Board from time to time. Any number of officers or functions of those offices may be held or exercised by the same person.

         Section 4.02. Election and Term of Office. The Board of Directors shall from time to time elect a Chief Executive Officer and a Chief Financial Officer and may elect one or more Vice Presidents and a Secretary and any other officers or agents the Board deems necessary. Such officers shall hold their offices until their successors are elected and qualified.

         Section 4.03. Chief Executive Officer. Unless otherwise stipulated, the Chief Executive Officer of the corporation shall have responsibility for the general active management of the corporation. When present, he or she shall preside at all meetings of the shareholders, and unless a Chairman of the Board of Directors has been elected and is present, shall preside at all meetings of the Board of Directors and see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer, unless some other person is specifically authorized by vote of the Board of Directors, shall sign all certificates of stock, bonds, deeds, mortgages, agreements, modification of mortgage agreements, leases, and contracts of the corporation. The Chief Executive Officer, if no Secretary has been elected, shall maintain records of and whenever necessary, shall certify all proceedings of the Board of Directors and the shareholders. The Chief Executive Officer shall perform such other duties as the Board of Directors shall designate.

         Section 4.04. Treasurer. The Treasurer shall be the Chief Financial Officer of the corporation and shall keep accurate financial records of the corporation; deposit all money, drafts and checks in the name of and to the credit of the corporation in the banks and depositories designated by the Board of Directors; endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor; and disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board of Directors. The Treasurer shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

         Section 4.05. Chairman of the Board. There is no requirement that a Chairman of the Board of Directors be elected by the Board. If a Chairman is elected, he shall serve at the option of the Board, or until a successor is elected, and shall preside at all meetings of the Board, and shall exercise such other powers as the Board of Directors may, from time to time, direct. He shall not be considered an officer of the corporation. In the event that, for any reason, a Chairman is not elected, meetings of the Board shall be presided over by the President of the corporation.



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         Section 4.06. Vice President. If a Vice President or Vice Presidents
have been elected, they shall have such powers and perform such duties as may be prescribed by the Board of Directors or by the Chief Executive Officer. In the event of absence or disability of the Chief Executive Officer, Vice Presidents shall succeed to the Chief Executive Officer's power and duties in the order designated by the Board of Directors.

         Section 4.07. Secretary. If a Secretary has been elected, the Secretary shall keep accurate minutes of all meetings of the shareholders and the Board of Directors, shall give proper notice of meetings of shareholders and directors, and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the Secretary's absence at any meeting, the Chief Executive Officer, an Assistant Secretary or a Secretary Pro Tempore shall perform the Secretary's duties.

         Section 4.08. Removal and Vacancies. Any officer may be removed from office by a majority of the whole Board of Directors, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there is a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy may be filled for the unexpired term by the Board of Directors.

         Section 4.09. Delegation of Authority. An officer elected or appointed by the Board may delegate some or all of the duties or powers of such office to other persons, provided that such delegation is in writing.

                                    ARTICLE V

                            SHARES AND THEIR TRANSFER

         Section 5.01. Certificates for Shares. Every shareholder of this corporation shall be entitled to a certificate, to be in such form as prescribed by law and adopted by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder. The certificates shall be numbered in the order in which they are issued and shall be signed by the Chief Executive Officer. If a Secretary has been elected, the certificates may also be signed by the Secretary. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate has been so canceled. Where a certificate is countersigned by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and registered by a registrar, the signatures of said officers on such certificates for shares may be facsimiles.

         Section 5.02. Transfer of Shares. The shares of stock of the corporation shall be transferable upon its books only by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old stock certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be canceled and new certificates for shares shall thereupon be issued for the shares so transferred to the person entitled thereto. A record shall be made of each transfer, and whenever



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a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

         Section 5.03. Lost Certificates. A new share certificate may be issued in place of one that is alleged to have been lost, stolen or destroyed, but only in accordance with applicable law and such other reasonable requirements imposed by the Board of Directors.

         Section 5.04. Dividends. The Board of Directors may declare lawful dividends as and when it deems expedient. Before declaring any dividend, there may be reserved out of the accumulated profits such sum or sums as the Board of Directors from time to time, in its discretion, thinks proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the Board of Directors shall think conducive to the interests of the corporation.

         Section 5.05. Rules, Regulations and Transfer Agents. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of capital stock of the corporation. It may appoint one or more transfer agents and/or registrars of transfers, and may require all certificates for shares to bear the signatures of either or both.

         Section 5.06. Ownership. The Board of Directors shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

                                   ARTICLE VI

                                   AMENDMENTS

         Section 6.01. Subject to the power of shareholders to adopt, amend, or repeal these Bylaws as provided in Minnesota Statutes Section 302A.181, subdivision 3, any Bylaw may be amended or repealed by the Board of Directors at any meeting, provided that, after adoption of the initial Bylaws, the Board shall not adopt, amend, or repeal a Bylaw fixing a quorum for meetings for shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications, or terms of office.

                                   ARTICLE VII

                                 INDEMNIFICATION

         Section 7.01. Any person who at any time shall serve or shall have served as a director, officer, employee or in some other official capacity at the request of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such



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persons shall be indemnified by the corporation, in accordance with and to the fullest extent permitted by the Minnesota Business Corporation Act, as it may be amended from time to time.

         Section 7.02. Discretionary Indemnification. Nothing in this Article VII shall be construed to limit the ability of the Board of Directors, to the extent permitted by applicable law, to indemnify any person or entity not described in this Article VII, as determined by the Board of Directors in its discretion. Furthermore, the Board of Directors may authorize written agreements between the corporation and persons, whether or not described in this Article VII, to grant contractual rights to such persons as permitted by law.

The undersigned Secretary hereby certifies that the foregoing Amended Bylaws were adopted as the complete Amended Bylaws of the corporation by the Board of Directors of said corporation on this _____ day of _______________, 20__.



                                           -------------------------------------
                                           Thomas H. Garrett
                                           Secretary




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